UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 727-324-0046 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This 8-K/A is being filed to correct a typographical error contained in the Form 8-K as filed with the Securities and Exchange Commission on December 10, 2010.  The number of authorized shares of our common stock both before and after the amendment was incorrectly disclosed.  Other than this correction, there are no other changes in this Form 8-K/A from the original filing.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Inuvo, Inc. has filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of Nevada which, when effective, will:

●	undertake a 1:10 reverse stock split of our outstanding common stock, and
●
reduce the number of our authorized shares of common stock from 200,000,000 shares to 20,000,000 shares and reduce the number of authorized shares of “blank check” preferred stock from 5,000,000 shares to 500,000 shares.

This amendment was approved by our Board of Directors on November 15, 2010 and no consent of our stockholders was required pursuant to the provisions of the Nevada Revised Statutes.  The effective date of the reverse split and the charter amendment reducing the number of authorized shares of common stock and preferred stock is at the close of business on December 10, 2010.  Our new CUSIP number following the reverse stock split will be 46122W204.  Our common stock, which is listed on the NYSE Amex, will continue to trade under the symbol “INUV” following the effectiveness of the reverse stock split.  We are not undertaking a mandatory exchange of stock certificates.  On the effective date of the reverse stock split, each certificate representing a number of pre-split shares will represent the number of post-split shares and all fractional shares will be rounded up to the nearest whole share.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

3(i).4	Certificate of Change Pursuant to NRS 78.209 effective December 10, 2010. *

* previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: December 13, 2010	By:	/s/ Wallace Ruiz
Wallace Ruiz
Chief Financial Officer